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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-66450, 333-40172, 333-83943, 333-69981, 333-50847, 333-50845, and 333-91584
of PC Connection, Inc. on Form S-8 of our report dated January 30, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 27, 2003